Exhibit 1 under Form N-1A
                                           Exhibit 3(b) under Item 601/ Reg. S/K

                           FEDERATED MUNICIPAL TRUST

                                Amendment No. 17
                              DECLARATION OF TRUST
                            dated September 1, 1989


   This Declaration of Trust is amended as follows:

   Delete the first paragraph of Section 5 in Article III from the Declaration of Trust and substitute in its place the following:

          "Section 5.  Establishment and Designation of Series or Class.

            Without limiting the authority of the Trustees set forth in
            Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust shall be and are established and designated as:

            Alabama Municipal Cash Trust
            California Municipal Cash Trust
            Connecticut Municipal Cash Trust
               Institutional Service Shares
            Florida Municipal Cash Trust
               Cash II Shares
               Institutional Shares
            Georgia Municipal Cash Trust
            Maryland Municipal Cash Trust
            Massachusetts Municipal Cash Trust
               BayFunds Shares
               Institutional Service Shares
            Michigan Municipal Cash Trust
            Minnesota Municipal Cash Trust
               Cash Series Shares
               Institutional Shares
            New Jersey Municipal Cash Trust
               Institutional Service Shares
               Institutional Shares
            New York Municipal Cash Trust
               Cash II Shares
               Institutional Service Shares
            North Carolina Municipal Cash Trust
            Ohio Municipal Cash Trust
               Cash II Shares
               Institutional Shares
            Pennsylvania Municipal Cash Trust
               Cash Series Shares
               Institutional Service Shares
               Institutional Shares
            Virginia Municipal Cash Trust
               Institutional Service Shares
               Institutional Shares"

   The undersigned Assistant Secretary of Federated Municipal Trust hereby certifies that the above stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 14th day of November, 1995.

   WITNESS the due execution hereof this 14th day of November, 1995.


                              /s/Robert C. Rosselot
                              Robert C. Rosselot